[Logo]

FOR IMMEDIATE RELEASE

July 31, 2009

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark.Lazenby@dom.com Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Greg Snyder (804) 819-2383, James.Gregory.Snyder@dom.com Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

DOMINION ANNOUNCES SECOND-QUARTER 2009 EARNINGS

• Second-quarter 2009 operating earnings of 68 cents per share as compared to guidance of 61 cents to 66 cents per share
• Second-quarter 2009 GAAP earnings of 76 cents per share
• Company affirms 2009 operating earnings guidance
of $3.20 to $3.30 per share
• Company revises 2010 outlook from $3.33 to $3.50 per share to $3.20 to $3.40 per share
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended June 30, 2009, of $454 million (76 cents per share) compared with reported earnings of $298 million (51 cents per share) for the same period in 2008.

Operating earnings for the three months ended June 30, 2009, amounted to $406 million (68 cents per share) compared with operating earnings of $289 million (50 cents per share) for the same period in 2008. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2009 and 2008 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“This quarter we continued our emphasis on meeting the growing infrastructure needs of customers in the energy markets we serve. We commenced construction of the Bear Garden generating station in central Virginia, completed an uprate at our Fairless generating station in Pennsylvania, and began providing natural gas storage service from the USA Project.

“On the regulatory front, we successfully completed our case for the Virginia electric transmission rate adjustment clause. The resolution of this case ensures recovery of our electric transmission costs in a timely manner and allows for recovery of our electric transmission investments.

“Our regulated businesses delivered strong results this quarter. Combined with solid merchant generation margins and a lower effective income tax rate, our operating earnings exceeded the top end of our guidance range.

“The strong quarterly financial performance reaffirms our view that we will achieve our 2009 operating earnings guidance of $3.20 to $3.30 per share.

“We are revising our 2010 operating earnings per share outlook from $3.33 to $3.50 to $3.20 to $3.40. While it is certainly possible for us to earn within the original range, we think based on the uncertainties of the current environment, it is prudent to make this change.  The new range incorporates uncertainty in the timing and strength of an economic recovery and its impact on commodity prices as well as potential outcomes from the Virginia regulatory proceedings. The revised outlook also reflects improved capital market conditions and our ability to control operating expenses.

“We are confident in the underlying strength of our business model; however, we feel it is prudent to revise our 2010 outlook at this time to reflect our updated forecast. We will be in a position to provide further details on the impact of the base rate case after we receive a final order. Consistent with our past practice, we plan to provide earnings guidance for 2010 and our outlook for 2011 at the beginning of next year.”

Second-quarter 2009 operating earnings compared to guidance

Second-quarter 2009 operating earnings of 68 cents per share compared to guidance of 61 cents to 66 cents per share. Drivers that compared favorably to guidance include higher contributions from gas transmission operations, lower planned outage expenses, lower non-outage O&M and a lower effective income tax rate. Partially offsetting these positives were lower contributions from unregulated retail energy marketing operations.

Second-quarter 2009 operating earnings compared to 2008

The increase in second-quarter 2009 operating earnings per share as compared to second-quarter 2008 operating earnings per share is primarily attributable to higher merchant generation margins, lower outage costs, higher contributions from gas transmission operations due to completion of the Cove Point expansion project and a lower effective income tax rate. Partially offsetting these positives were lower energy supply margins, lower sales of emission allowances and lower gas and oil production in the company’s E&P operations as a result of the expiration of overriding royalty interests associated with former volumetric production payment agreements.

Complete details of quarter-over-quarter operating earnings can be found on Schedule 4 of this release.

Third-quarter 2009 operating earnings guidance

Dominion expects third-quarter 2009 operating earnings in the range of 88 cents to 93 cents per share. This compares to operating earnings of 94 cents per share in the third quarter of 2008. Drivers expected to compare favorably to 2008 include higher contributions from the regulated electric utility and gas transmission businesses and a lower effective income tax rate. Expected offsets include lower contributions from producer services, milder weather for July, higher interest expense and lower volumes from our remaining E&P operations as a result of the expiration of overriding royalty interests associated with former volumetric production payment agreements.

Complete details of the company’s third-quarter 2009 guidance can be found in Dominion’s second-quarter 2009 Earnings Release Kit, published this morning on Dominion’s Web page under Financial Information and Filings, Earnings Release Kits at www.dom.com/investors.

In providing its third-quarter, full-year 2009 and full-year 2010 operating earnings outlook, the company notes that there will be differences between expected reported (GAAP) earnings and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on reported earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance and outlook.

Conference call today

Dominion will host its second-quarter earnings conference call at 10 a.m. EDT on Friday, July 31. Dominion management will discuss second-quarter 2009 financial results, third-quarter 2009 guidance and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.” International callers should dial (334) 323-9872. Participants should dial in 10 minutes to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT July 31 and lasting until 11 p.m. EDT August 7. Domestic callers may access the recording by dialing (877) 919-4059. International callers should dial (334) 323-7226.  The PIN for the replay is 37613044. Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day July 31.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of more than 27,500 megawatts of generation, 1.2 trillion cubic feet equivalent of proved natural gas and oil reserves, 14,000 miles of natural gas transmission, gathering and storage pipeline and 6,000 miles of electric transmission lines.  Dominion operates the nation’s largest natural gas storage systems with 975 billion cubic feet of storage capacity and serves retail energy customers in 12 states. For more information about Dominion, visit the company's Web site at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings and outlook for 2009 and 2010 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the timing and receipt of regulatory approvals necessary for planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects as scheduled.  Other factors include, but are not limited to, weather conditions, including the effects of hurricanes and major storms on operations, the behavior of other market participants, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended June 30
	2009	2008	Change
Operating Revenue (GAAP Based 1)	$ 3,450	$ 3,399	$ 51

Earnings:
Dominion Virginia Power	$ 82	$ 76	$ 6
Dominion Energy	104	70	34
Dominion Generation	270	206	64
Corporate and Other	(50)	(63)	13
OPERATING EARNINGS	$ 406	$ 289	$ 117
Items excluded from operating earnings [2]	48	9	39
REPORTED EARNINGS [1]	$ 454	$ 298	$ 156

Common Shares Outstanding (average, diluted)	594.0	580.7

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.14	$ 0.13	$ 0.01
Dominion Energy	0.17	0.12	0.05
Dominion Generation	0.46	0.36	0.10
Corporate and Other	(0.09)	(0.11)	0.02
OPERATING EARNINGS	$ 0.68	$ 0.50	$ 0.18
Items excluded from operating earnings [2]	0.08	0.01	0.07
REPORTED EARNINGS [1]	$ 0.76	$ 0.51	$ 0.25

(millions, except earnings per share)	Six months ended June 30
	2009	2008	Change
Operating Revenue (GAAP Based 1)	$ 8,228	$ 7,752	$ 476

Earnings:
Dominion Virginia Power	$ 197	$ 194	$ 3
Dominion Energy	276	252	24
Dominion Generation	639	542	97
Corporate and Other	(137)	(121)	(16)
OPERATING EARNINGS	$ 975	$ 867	$ 108
Items excluded from operating earnings [2]	(273)	111	(384)
REPORTED EARNINGS [1]	$ 702	$ 978	$ (276)

Common Shares Outstanding (average, diluted)	589.9	579.5

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.33	$ 0.34	$ (0.01)
Dominion Energy	0.47	0.43	0.04
Dominion Generation	1.08	0.94	0.14
Corporate and Other	(0.23)	(0.21)	(0.02)
OPERATING EARNINGS	$ 1.65	$ 1.50	$ 0.15
Items excluded from operating earnings [2]	(0.46)	0.19	(0.65)
REPORTED EARNINGS [1]	$ 1.19	$ 1.69	$ (0.50)

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP)
2)	Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2 – Reconciliation of 2009 Operating Earnings to Reported Earnings

2009 Earnings (Six months ended June 30, 2009)

The net effects of the following items, all shown on an after-tax basis, are included in 2009 reported earnings, but are excluded from operating earnings:

•
$281 million impairment charge resulting from the first quarter ceiling test performed for our gas and oil properties under the full cost method accounting with a subsequent update for estimated state taxes in the second quarter.

•	$38 million net loss related to our investments in nuclear decommissioning trust funds.
•	$28 million increase in interim income tax provision to reflect the impact of pending sale of Peoples and Hope on our 2009 estimated annual effective tax rate.
•	$62 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligation (ARO) for a power station unit that is no longer in service.
•	$34 million of earnings from Peoples and Hope.
•	$22 million net expense related to other items.

(millions, except per share amounts)	1Q09	2Q09	3Q09	4Q09	YTD 2009
Operating earnings	$569	$406			$975
Items excluded from operating earnings (after-tax):
Impairment of gas and oil properties	(272)	(9)			(281)
Net gains (losses) in nuclear decommissioning trust funds	(50)	12			(38)
Increase in interim tax provision - pending sale of Peoples and Hope	(10)	(18)			(28)
ARO revision		62			62
Peoples and Hope operations	26	8			34
Other items	(15)	(7)			(22)
Total items excluded from operating earnings	(321)	48			(273)
Reported earnings	$248	$454			$702
Common shares outstanding (average, diluted)	585.7	594.0			589.9
Operating earnings per share	$0.97	$0.68			$1.65
Items excluded from operating earnings (after-tax)	(0.55)	0.08			(0.46)
Reported earnings per share	$0.42	$0.76			$1.19
*	YTD 2009 EPS may not equal sum of quarters due to share count differences.

Schedule 3 – Reconciliation of 2008 Operating Earnings to Reported Earnings

2008 Earnings (Twelve months ended December 31, 2008)

The net effects of the following items, all shown on an after-tax basis, are included in 2008 reported earnings, but are excluded from operating earnings:

•
$136 million tax benefit related to the planned sale of Peoples and Hope natural gas distribution companies, reflecting the reversal of deferred tax liabilities established in 2006, due to a change in the expected tax treatment of the sale.

•	$78 million of earnings from Peoples and Hope.
•	$38 million impairment charge related to a Dominion Capital investment.
•	$109 million of impairment charges reflecting other-than-temporary declines in the fair value of securities held in nuclear decommissioning trust funds.
•	$26 million net-of-tax reduction to the gain recognized in 2007 from the sale of our U.S. E&P businesses as a result of post-closing adjustments.
•
$41 million in other charges, including impairment of non-refundable deposits for certain generation-related vendor contracts and an increase to tax valuation allowances to reflect the effect of lower projected capital gain income on the realizability of state loss carryforwards attributable to specific asset impairments and dispositions.

(millions, except per share amounts)	1Q08	2Q08	3Q08	4Q08	YTD 2008
Operating earnings	$578	$289	$545	$422	$1,834
Items excluded from operating earnings (after-tax):
Tax benefit related to the planned sale of Peoples & Hope	136				136
Peoples and Hope operations	31	30	2	15	78
Dominion Capital asset impairment	(38)				(38)
Impairment losses in nuclear decommissioning trust funds	(16)	(15)	(19)	(59)	(109)
Adjustment to gain on sale of our U.S. E&P businesses			(26)		(26)
Other charges	(11)	(6)	6	(30)	(41)
Total items excluded from operating earnings	102	9	(37)	(74)	0
Reported earnings	$680	$298	$508	$348	$1,834
Common shares outstanding (average, diluted)	578.4	580.7	582.0	582.1	580.8
Operating earnings per share	$1.00	$0.50	$0.94	$0.72	$3.16
Items excluded from operating earnings (after-tax)	0.18	0.01	(0.07)	(0.12)	0.00
Reported earnings per share	$1.18	$0.51	$0.87	$0.60	$3.16

Schedule 4 - Reconciliation of 2009 Earnings to 2008

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	June 30,
	2009 vs. 2008
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($3)	($0.01)
Customer growth	1	0.00
Other	(2)	0.00
Storm damage and service restoration - distribution operations	8	0.01
Retail energy marketing operations	(7)	(0.01)
Other	9	0.02
Share dilution	---	0.00
Change in contribution to operating earnings	$6	$0.01

Dominion Energy
Producer services	$4	$0.01
Weather - Gas distribution	0	0.00
Gas and Oil - production	(19)	(0.03)
Gas and Oil - DD&A expense	9	0.02
Cove Point expansion	27	0.04
Other	13	0.02
Share dilution	---	(0.01)
Change in contribution to operating earnings	$34	$0.05

Dominion Generation
Regulated electric sales:
Weather	($8)	($0.01)
Rate Adjustment Clause	13	0.02
Customer growth	3	0.01
Other	(13)	(0.02)
Merchant generation margin	66	0.11
Sales of emissions allowances	(10)	(0.02)
Energy supply margin	(17)	(0.03)
Outage costs	48	0.08
Depreciation and amortization	(10)	(0.02)
Other	(8)	(0.01)
Share dilution	---	(0.01)
Change in contribution to operating earnings	$64	$0.10

Corporate and Other
Change in contribution to operating earnings	$13	$0.02

Change in consolidated operating earnings [1]	$117	$0.18

Change in items excluded from operating earnings [1,2]	$39	$0.07

Change in reported earnings (GAAP)	$156	$0.25

1)	Earnings for the Peoples Natural Gas Company (Peoples) and Hope Gas, Inc. (Hope) are
excluded from our 2009 and 2008 operating earnings.
2)	Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.